Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.
550 WEST TEXAS AVENUE, SUITE 300
MIDLAND, TEXAS 79701-4246
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of the name Williamson Petroleum Consultants, Inc. and references to Williamson Petroleum Consultants, Inc. and to the inclusion of and references to our report, or information contained therein, entitled “Evaluation of Oil and Gas Reserves to the Combined Interests of Warren Resources, Inc. in 1) the Direct Interests in Certain Properties, 2) the Interests as the General Partner in Certain Partnerships, and 3) the Total Controlled Interests in 13 LLC’s Effective June 30, 2004 for Disclosure to the Securities and Exchange Commission Williamson Project 4.9014,” prepared for Warren Resources, Inc., on Form S-1 of Warren Resources, Inc. for the filing dated on or about December 16, 2004.

/s/ Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
December 16, 2004